Exhibit 23

Independent Auditors’ Consent

The Board of Directors

RMH Teleservices, Inc.:

We consent to the incorporation by reference in Registration Statement Numbers 333-40946, 333-58785, 333-59014 and 333-88292 on Form S-8 and Registration Statement Number 333-72318 on Form S-3 of RMH Teleservices, Inc. of our report dated January 22, 2004 appearing in this Annual Report on Form 10-K of RMH Teleservices, Inc. for the year ended September 30, 2003.

Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 22, 2004